UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

SkyWater Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 851-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on January 25, 2026, SkyWater Technology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IonQ, Inc., a Delaware corporation (“IonQ”), Iris Merger Subsidiary 1 Inc., a Delaware corporation and a wholly owned subsidiary of IonQ (“Merger Sub 1”), and Iris Merger Subsidiary 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of IonQ (“Merger Sub 2”). Pursuant to the Merger Agreement, (i) Merger Sub 1 will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of IonQ (the “First Merger”) and (ii) immediately following the effective time of the First Merger, the Company, as the surviving entity of the First Merger, will merge with and into Merger Sub 2, which will survive the merger as a wholly-owned subsidiary of IonQ (together with the First Merger, the “Mergers”).

The Company held a Special Meeting of Stockholders at 9:00 a.m., Central Time, on May 8, 2026 (the “Special Meeting”) virtually via live webcast. At the Special Meeting, the Company’s stockholders voted on two proposals as set forth below, with the Board of Directors of the Company recommending a vote “FOR” each of the proposals, each of which was described in detail in the Company’s definitive proxy statement, dated March 31, 2026, as filed with the Securities and Exchange Commission (the “Proxy Statement”). The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below (proposal numbers correspond to the proposal numbers used in the Proxy Statement).

As of the close of business on the record date for the Special Meeting, which was March 26, 2026, there were 49,156,853 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 33,080,837 shares of Common Stock, representing approximately 67% of the shares of Common Stock outstanding as of the record date for the Special Meeting, were represented in person or by proxy and entitled to vote at the Special Meeting, and constituted a quorum to conduct business at the Special Meeting.

1.	Proposal 1: The approval of a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Mergers.

This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
32,583,970	404,827	92,040	—

2.	Proposal 2: The approval of a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.

This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
30,997,996	1,935,079	147,762	—

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve Proposal 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: May 8, 2026	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	Chief Executive Officer